Exhibit 99.1

Tallgrass Energy Partners, LP Reports First Quarter 2013 Results

Overland Park, Kansas—(BUSINESS WIRE)—June 26, 2013—Tallgrass Energy Partners, LP (NYSE: TEP) (“Tallgrass” or the “Partnership”) today reported financial and operating results for the first quarter of 2013. The Partnership closed its initial public offering on May 17, 2013 and this earnings release relates to the financial and operating results of the Partnership’s predecessor, as described under “About Tallgrass Energy Partners, LP” below.

Summary Financial Information	Three Months Ended March 31,
(in thousands, except coverage)	2013	2012
Net income	$5,071	$17,147
Add:
Interest (income) expense, net	5,564
Depreciation and amortization expense	7,546	5,959
Non-cash loss related to derivative instruments	919	—
Texas margin tax	—	89

Adjusted EBITDA	19,100	23,195

Less:
Maintenance capex	(264)
Pro forma interest expense (1) (2)	(1,691)

Pro forma distributable cash flow (DCF)	17,145
Less:
Pro forma distributions (2)	(11,881)

Pro forma DCF in excess of pro forma distributions (2)	5,264

Pro forma coverage (2)	1.44x
Pro forma limited partner units outstanding (2)	40,500

(1)	Pro forma interest expense includes $230 million of borrowings at a rate of 2.50% and unfunded commitment fees.
(2)	Applicable pro forma amounts assume the Partnership’s initial public offering and related formation transactions, including borrowings under the Partnership’s new $500 million revolving credit facility, had closed on January 1, 2013. In connection with the closing of the Partnership’s initial public offering, the Partnership entered into a revised partnership agreement that requires that, within 45 days after the end of each quarter, beginning with the quarter ending June 30, 2013, the Partnership distribute its available cash to unitholders of record on the applicable record date. No cash distributions will be paid with respect to the first quarter of 2013, however management believes that the pro forma presentation of distributable cash flow provides investors with useful information to compare our historical fiancial results to future periods.

President and CEO David G. Dehaemers, Jr. said, “We are pleased with the solid performance demonstrated by the Partnership in the first quarter. While pro forma distribution coverage in the first quarter was very strong, we expect that coverage will vary from quarter to quarter. Our Gas Transportation and Storage segment executed several key contract renewals, and our

Processing segment performed well while continuing to execute on its expansion projects that are progressing consistent with our expectations. In the short time since we acquired these businesses, we have accomplished several significant milestones and I sincerely thank our dedicated employees for their focused efforts.”

Segment Overview

The first quarter 2013 results by segment are summarized below:

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
Summary Financial Information	Gas Transportation			Gas Transportation
(in thousands)	and Storage	Processing	Total	and Storage	Processing	Total
Operating Income	$5,081	$5,215	$10,296	$11,082	$6,575	$17,657
Add:
Depreciation and amortization expense	5,927	1,619	7,546	5,179	780	5,959
Non-cash loss related to derivative instruments	919	—	919	—	—	—
Other income (expense)	339	—	339	(421)	—	(421)

Segment adjusted EBITDA	12,266	6,834	19,100	15,840	7,355	23,195

Adjusted EBITDA in the Gas Transportation and Storage segment for the first quarter of 2013 was in line with management’s expectations. Average firm contracted transportation capacity declined when compared to the first quarter of 2012 but are consistent with volumes in the fourth quarter of 2012. “We are confident that in the near term Tallgrass Interstate Gas Transmission will perform at levels approximating those achieved in the first quarter of 2013, as our team remains focused on renewing transportation and storage contracts,” Dehaemers noted. “We believe that our focus on our customers and our markets will provide opportunities for this segment to outperform this level in the future.”

The Processing segment adjusted EBITDA decline is primarily due to lower natural gas liquids (NGL) prices in the first quarter of 2013 as compared to the 2012 first quarter. NGL prices at Conway averaged $0.98/gallon during the first quarter of 2013 as compared to $1.07/gallon during the first quarter of 2012. Approximate average inlet volumes were 127 MMcf/d for the three-month period ended March 31, 2013, as compared to 123 MMcf/d for the three-month period ended March 31, 2012, reflecting near capacity utilization of our Processing assets during the 2013 first quarter. “We are very pleased with Tallgrass Midstream’s performance in the first quarter,” Dehaemers noted. “Our expansion and efficiency upgrade projects are progressing well and we expect that they will be completed and in-service early in the fourth quarter of 2013 and that the additional capacity will be fully contracted.”

2013 Outlook and Guidance

The Partnership expects Adjusted EBITDA for the year ending December 31, 2013 to be in the range of $71 – 75 million, maintenance capital expenditures of $8 – 9 million and interest expense of $7 – 8 million. This would result in coverage of approximately 1.2x. “While we have seen weaker NGL prices in the second quarter as compared to the first quarter, overall processing volumes have increased slightly in the second quarter. We remain confident that both of our segments will perform well during 2013, particularly in light of the completion of the Processing expansion projects and related increases in volumes expected throughout the second half of 2013,” Dehaemers said.

Conference Call

Please join Tallgrass for a conference call and webcast related to its first quarter 2013 results at 9:00 am Central Daylight Time on Thursday, June 27, 2013. A link posted in the Investor Relations section of our website will allow interested parties to listen and the replay will be available on our website following the end of the live call.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NSYE: TEP) is a publicly traded, growth-oriented master limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission system and provide processing services for customers in Wyoming through our Casper and Douglas natural gas processing and West Frenchie Draw natural gas treating facilities. We believe we are well positioned to capture growing natural gas volumes produced in the Denver-Julesburg Basin and the Niobrara and Mississippi Lime shale formations.

Tallgrass closed its initial public offering on May 17, 2013 and the earnings release relates to the financial information of “TEP Predecessor” and “TEP Pre-Predecessor.” TEP Predecessor refers to the ownership of Tallgrass Interstate Gas Transmission LLC (TIGT) and Tallgrass Midstream LLC (TMID) by Tallgrass Development from November 13, 2012 to the closing of the initial public offering (IPO) on May 17, 2013. TEP Pre-Predecessor refers to the ownership of TIGT and TMID by Kinder Morgan Energy Partners, LP (KMP) prior to November 13, 2012.

In connection with the closing of the IPO, Tallgrass entered into a revised partnership agreement which requires it to pay distributions, subject to the “Limitations on Cash Distributions and Our Ability to Change Our Distribution Policy” section in Tallgrass’ prospectus, within 45 days after the end of each quarter, beginning with the second quarter of 2013. A pro-rated distribution will be paid from the closing date of May 17, 2013 through June 30, 2013 on or before August 15, 2013.

To learn more, please visit our website at www.tallgrassenergy.com.

Non-GAAP Measures

Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•

our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments and non-cash long-term compensation expense. We define distributable cash flow as Adjusted EBITDA less net cash paid for interest expense and maintenance capital expenditures. Neither Adjusted EBITDA nor distributable cash flow will be impacted by changes in working capital balances that are reflected in operating cash flow. Distributable cash flow and Adjusted EBITDA are not presentations made in accordance with GAAP.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of Tallgrass Energy Partners and its subsidiaries, including guidance regarding Tallgrass Energy Partners’ transmission, storage, treating and processing revenue and volume growth; revenue projections; infrastructure programs; natural gas production growth in Tallgrass Energy Partners’ operating areas; asset acquisitions, including Tallgrass Energy Partners’ ability to complete any asset purchases from Tallgrass Development, LP; internal rate of return (IRR); compound annual growth rate (CAGR), capital commitments, projected capital and operating expenditures, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including sources and availability; distribution rate and growth; projected adjusted EBITDA and projected distributable cash flow; projected maintenance capital expenditures and interest expense; the effects of government regulation; and tax position. These statements are based on certain assumptions made by Tallgrass Energy Partners based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Tallgrass Energy Partners, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to Tallgrass Energy Partners’ financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, the demand for natural gas storage and transportation services, operating hazards and other risks incidental to transporting, storing and processing natural gas and other important factors that could cause actual results to differ materially from those projected, including those set forth under Item 1A, “Risk Factors” of Tallgrass Energy Partners’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as updated by any subsequent reports filed with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and Tallgrass Energy Partners does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Financial Statements

TALLGRASS ENERGY PARTNERS PREDECESSOR

CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

	TEP Predecessor
	March 31, 2013	December 31, 2012
	(in thousands)
ASSETS
Current Assets:
Accounts receivable, net	$26,507	$17,848
Accounts receivable from related parties	—	6,463
Gas imbalances	1,072	1,282
Inventories	4,665	2,204
Derivative assets at fair value	—	224
Prepayments and other current assets	244	47

Total Current Assets	32,488	28,068
Property, plant and equipment, net	663,239	669,476
Goodwill	304,916	301,852
Deferred financing costs allocated from TD	12,585	13,352
Other deferred charges	20,774	23,066

Total Assets	$1,034,002	$1,035,814

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$44,867	$35,496
Notes payable to related parties	—	1,387
Gas imbalances	1,347	1,250
Derivative liabilities at fair value	717	23
Accrued taxes	4,942	3,465
Current portion of long-term debt allocated from TD	4,000	4,000
Accrued other current liabilities	32,966	26,233

Total Current Liabilities	88,839	71,854
Long-term debt allocated from TD	389,715	390,491
Other long-term liabilities and deferred credits	1,627	1,635

Total Long-term Liabilities	391,342	392,126
Commitments and Contingencies (Note 11)
Member’s Equity:
Member’s Capital	553,821	571,834

Total Member’s Equity	553,821	571,834

Total Liabilities and Member’s Equity	$1,034,002	$1,035,814

TALLGRASS ENERGY PARTNERS PREDECESSOR

AND TALLGRASS ENERGY PARTNERS PRE-PREDECESSOR

CONDENSED COMBINED STATEMENTS OF INCOME

(UNAUDITED)

	TEP Predecessor	TEP Pre-Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2013	March 31, 2012
	(in thousands)	(in thousands)
Revenues:
Natural gas liquids sales	$33,401	$36,011
Natural gas sales	301	870
Transportation services	24,337	28,156
Other operating revenues	2,219	1,492

Total Revenues	60,258	66,529

Operating Costs and Expenses:
Cost of sales and transportation services (exclusive of depreciation and amortization shown below)	28,884	29,435
Operations and maintenance	7,121	8,020
Depreciation and amortization	7,546	5,959
General and administrative	4,634	3,405
Taxes, other than income taxes	1,777	2,053

Total Operating Costs and Expenses	49,962	48,872

Operating Income	10,296	17,657

Other Income (Expense):
Interest (expense) income, net	(5,564)	—
Other income (expense), net	339	(421)

Total Other Income (Expense)	(5,225)	(421)

Income Before Income Taxes	5,071	17,236
Texas Margin Taxes	—	89

Net Income to Member	$5,071	$17,147

TALLGRASS ENERGY PARTNERS PREDECESSOR

AND TALLGRASS ENERGY PARTNERS PRE-PREDECESSOR

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	TEP Predecessor	TEP Pre-Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2013	March 31, 2012
	(in thousands)	(in thousands)
Cash Flows from Operating Activities:
Net income to Member	$5,071	$17,147
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	8,297	5,930
Noncash change in fair value of derivative financial instruments	919	—
Changes in components of working capital:
Accounts receivable	(565)	4,094
Gas imbalances	307	3,182
Inventories	(2,181)	(237)
Accounts payable and accrued liabilities	20,066	(234)
Regulatory assets	(126)	(16)
Other, net	233	2,585

Net Cash Provided by Operating Activities	32,021	32,451

Cash Flows from Investing Activities:
Capital expenditures	(8,943)	(532)
Net cash paid for purchase and sale of gas in underground storage	—	(5,153)
Disposal of property, plant and equipment (net of removal costs)	6	(11)

Net Cash Used in Investing Activities	(8,937)	(5,696)

Cash Flows from Financing Activities:
Distributions to Member, net	(23,084)	(26,755)

Net Cash Used in Financing Activities	(23,084)	(26,755)

Net Change in Cash and Cash Equivalents	—	—
Cash and Cash Equivalents, beginning of period	—	—

Cash and Cash Equivalents, end of period	$—	$—

Contact Information

Investor Relations

Nate Lien

(913) 928-6012

investor.relations@tallgrassenergylp.com